EXHIBIT 10.61

THIS DOCUMENT WAS PREPARED

BY AND WHEN RECORDED, RETURN

BY MAIL TO:

Franklin L. Simpson, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005-1413

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated April 27, 2004 (together with any amendments or modifications hereto in effect from time to time, the “Deed of Trust”), by WINCUP TEXAS, LTD., a Texas limited partnership, having an address c/o Radnor Holdings Corporation, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087 (“Grantor”) in favor of COMMONWEALTH LAND TITLE OF FORT WORTH, INC., having an address at 777 Taylor Street, Suite 902, Fort Worth, TX 76102 (the “Trustee”) for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, having an address of 123 South Broad Street, 11th Floor, PA1249, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration, in its capacity as collateral agent (together with its successors and assigns in such capacity, “Beneficiary”).

WITNESSETH:

WHEREAS, Radnor Holdings Corporation, as issuer (the “Company”), has issued and sold to certain note purchasers for which Beneficiary acts as collateral agent the Company’s Senior Secured Floating Rate Notes Due 2009 (together with all modifications, increases, renewals, substitutions or extensions thereof, the “Notes”) in an aggregate principal amount not exceeding seventy million dollars ($70,000,000) pursuant to that certain Indenture, of even date herewith (the “Indenture”), between the Company, the Company’s subsidiaries that provide guarantees under the Indenture (the “Guarantors”), and Wachovia Bank, National Association, as trustee;

WHEREAS, the Company, the Guarantors, and Beneficiary, as collateral agent, have entered into that certain Security Agreement (the “Security Agreement”) dated as of the date hereof pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein;

WHEREAS, Grantor is the owner of fee simple title to certain tract of land located at 1102 Blue Creek Road, in the City of El Campo, County of Wharton, State of Texas, as more particularly described in Schedule “A” attached hereto and made a part hereof (the “Real Estate”);

WHEREAS, pursuant to the Indenture, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Notes (the “Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Beneficiary or any of the Secured Parties under the Indenture and the Other Documents (as defined below);

WHEREAS, Beneficiary and the Secured Parties, as a condition precedent to the transactions contemplated by the Indenture, have required that Grantor execute and deliver this Deed of Trust to the Trustee for the benefit of Beneficiary; and

WHEREAS, Grantor is one of the Guarantors and Grantor will directly and substantially benefit from the transactions contemplated by the Indenture.

GRANTING CLAUSES

NOW, THEREFORE, to secure to Secured Parties (i) the payment or performance and discharge of all sums due under this Deed of Trust; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Indenture and the Other Documents; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Grantor, the Company, or the other Guarantors to Beneficiary or Secured Parties of whatever kind or character and whenever borrowed or incurred under the Indenture or the Other Documents, including without limitation, principal, interest (as the same may vary in accordance with the terms of the Indenture), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Grantor DOES HEREBY GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, MORTGAGE and SET OVER to Trustee, his/her substitutes and assigns, for the benefit of Beneficiary and Secured Parties, all right, title and interest of Grantor in and to the following (collectively, the “Property”):

(A) The Real Estate;

(B) Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate (the “Improvements”);

(C) Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Grantor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the Improvements, or used or intended to be used in connection with the Real Estate, or in the operation of the Improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the “Service Equipment”), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the Improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;

(D) Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the “Leases”); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the “Rents”); all of the following personal property to the extent assignable (collectively referred to as the “Contracts”): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect’s agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property;

(E) Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Grantor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Grantor, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (all of the foregoing described in this subsection E herein called the “Appurtenances”); and

(F) Any and all “proceeds” of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term “proceeds” shall have the meaning given to it in the Uniform Commercial Code, as amended, (the “Code”) of the State in which the Real Estate is located (collectively, the “Proceeds”) and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including, subject to the terms of this Deed of Trust, proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

TO HAVE AND TO HOLD the above granted and conveyed Property unto and to the proper use and benefit of Trustee, its successors and assigns, in trust, forever, to secure the payment and performance of the Liabilities.

IN TRUST, WITH THE POWER OF SALE, to secure payment and performance to Beneficiary of the Liabilities at the time and in the manner provided for its payment in the Indenture and in this Deed of Trust.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly perform and pay to Beneficiary the Liabilities at the time and in the manner provided in the Indenture, this Deed of Trust and the Other Documents, and shall well and truly perform the Liabilities as set forth in the Indenture, this Deed of Trust and the Other Documents and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Indenture and the Other Documents, these presents and the estate hereby granted shall cease, terminate and be void and

Beneficiary shall release the lien and security interest created by this Deed of Trust upon the request of and at the sole cost and expense of Grantor; provided, however, that any obligation of Grantor to indemnify and hold harmless Beneficiary pursuant to the Indenture, this Deed of Trust and/or the Other Documents, to the extent specified herein or therein to survive, and any other obligation that is specifically agreed to survive such full repayment, performance and release and shall survive any such payment, performance or release.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement. To the extent of any inconsistency between the terms hereof and the terms of the Security Agreement, the terms of the Security Agreement shall control, except that with respect to the remedies of a Trustee under the law of the State of Texas, the terms of this Deed of Trust shall govern; provided, however, that Grantor and Trustee expressly agree that no conflict shall be deemed to exist where one document imposes a stricter obligation than another, so long as compliance with the stricter obligation does not make compliance with the less strict obligation impossible. This Deed of Trust, the Security Agreement, the other Collateral Documents (as defined in the Indenture) and any other instrument given to evidence or further secure the payment and performance of any of the Liabilities are sometimes hereinafter collectively referred to as the “Other Documents”.

The present principal amount of the Liabilities secured hereby is $70,000,000; the maximum principal amount, including present and future Liabilities, which may be secured hereby at any one time is $70,000,000, plus interest, plus any disbursements and taxes and insurance on the Property and any other sums advanced in accordance with the terms hereof or the Indenture or any of the Other Documents to protect the security of this Deed of Trust, the Indenture or any of the Other Documents, plus interest on such disbursements and advances at the rates set forth in the Indenture (the “Secured Amount”). For purposes of this Deed of Trust, so long as the aggregate principal balance of the Liabilities outstanding equals or exceeds the Secured Amount, the amount of the Liabilities secured by this Deed of Trust shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that are repaid with respect to the Liabilities so as to make the aggregate principal balance of the Liabilities equal to an amount less than the Secured Amount, and shall not be reduced by any intervening repayments of the Liabilities.

AND Grantor covenants and agrees with and represents to Trustee as follows:

1. FUTURE ADVANCES; PROTECTION OF PROPERTY. This Deed of Trust shall secure any additional loans as well as any and all present or future advances and re-advances under the Indenture or any other Liabilities made by Beneficiary or any Secured Party to or for the benefit of Grantor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Indenture, the Other Documents or this Deed of Trust; (b) all advances by Beneficiary to Grantor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Beneficiary for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Beneficiary for the enforcement and protection of the Property or the lien of this Deed of Trust; and (d) all legal fees, costs and other expenses incurred by Beneficiary and/or Trustee by reason of any default or otherwise in connection with the Liabilities. Grantor agrees that if, at any time during the term of this Deed of Trust or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Grantor fails to perform or observe any covenant or obligation under this Deed of Trust including, without limitation, payment of any of the foregoing, Trustee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Trustee or Beneficiary shall be added to the amount secured by this Deed of Trust (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Securities, such interest to be calculated from the date of such advance to the date of repayment thereof.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS.

2.1. Payment and Performance. Grantor shall (a) pay all sums required to be paid by Grantor under the Indenture and the Other Documents, in accordance with their stated terms and conditions; (b) perform and comply with all terms, conditions and covenants set forth in the Indenture and each of the Other Documents by which Grantor is bound; and (c) perform and comply with all of Grantor’s obligations and duties as landlord under any Leases.

2.2. Seisin and Warranty. Grantor hereby warrants that (a) Grantor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Real Estate and the Improvements subject only to those exceptions more particularly described in the marked up title commitment no. 2810000707 issued by Commonwealth Land Title Insurance Company and accepted by Beneficiary in connection with this transaction (the “Permitted Exceptions”); (b) Grantor has the right, full power and lawful authority to warrant, grant, bargain, sell, convey, transfer, assign and set over the same to Trustee in the manner and form set forth herein; and (c) this Deed of Trust is a valid and enforceable first lien on the Property. Grantor hereby covenants that Grantor shall (a) preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same, subject to the Permitted Exceptions, to Trustee against all lawful claims whatsoever; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Deed of Trust to protect fully the lien of this Deed of Trust.

2.3. Insurance.

(a) Grantor shall obtain and maintain at all times throughout the term of this Deed of Trust the following insurance: (i) insurance in accordance with the terms of the Indenture; (ii) “All-Risk” fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering the Property in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the tangible Property, including coverage for loss of rents or business interruption and excluding roads, foundations, parking areas, walkways and like improvements to the extent customarily excluded from policies being issued by insurers of similarly situated properties; (iii) during the course of any construction, reconstruction, remodeling or repair of any Improvements, builders’ all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based upon the completed replacement value of the Improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements) and endorsed to provide that occupancy by any person shall not void such coverage; and (iv) if the Improvements are required to be insured pursuant to the National Flood Insurance Reform Act of 1994, and the regulations promulgated thereunder, flood insurance in an amount at least equal to the lesser of the agreed upon full insurable replacement value of the Improvements or the maximum limit of coverage available.

(b) Each insurance policy required under this Section shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the Real Estate is located having an Alfred M. Best Company, Inc. rating of “A-” or higher and a financial size category of not less than IX; (ii) be for terms of a least one year, with premium prepaid; (iii) be subject to the reasonable approval of Beneficiary as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Beneficiary, Trustee, their successors and assigns: (1) as additional insureds under all liability insurance policies, and (2) as the first mortgagee, under a standard non-contributory mortgagee clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.

(c) Grantor further agrees that each insurance policy: (i) shall provide at least thirty (30) days’ prior written notice to Beneficiary prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Grantor; and (iv) shall exclude Beneficiary from the operation of any coinsurance clause.

(d) On or before the date hereof, Grantor will deliver to Beneficiary certificates of insurance reasonably satisfactory to Beneficiary evidencing the existence of all insurance required to be maintained by Grantor hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due, together with an Officers Certificate stating that such insurance complies with the provisions hereof. At least thirty (30) days prior to the expiration of any insurance policy, Grantor shall furnish evidence satisfactory to Beneficiary that such policy has been renewed or replaced or is no longer required. Nothing in this Section 2.3 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Security Agreement.

2.4. Transfer of Title. Except as expressly provided in the Indenture, without the prior written consent of Beneficiary in each instance, Grantor shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily (other than by reason of condemnation) or by operation of law, nor shall Grantor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Grantor, or any general partner or member of Grantor, is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity other than the transfer of any such interest between or among the members of Grantor, or to the estate of its current owner, upon the death of such owner; (d) if Grantor, or any general partner or member of Grantor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

2.5. No Encumbrances. Except as permitted in the Indenture and for the Permitted Exceptions, Grantor shall not create or permit to exist any mortgage, deed of trust, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Deed of Trust.

2.6. Removal of Fixtures. Except as permitted in the Indenture or the Security Agreement, Grantor shall not remove or permit to be removed from the Real Estate any fixtures presently or in the future owned by Grantor as the term “fixtures” is defined by the law of the state where the Property is located (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value).

2.7. Compliance with Applicable Laws. Grantor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply in all material respects with all applicable federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the “Legal Requirements”), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements to the extent the non-observance, non-conformance or non-compliance with the Legal Requirements could have a Material Adverse Effect. Grantor represents and warrants that the Property currently is in compliance in all material respects with all Legal Requirements applicable to the Property.

2.8. Damage, Destruction and Condemnation.

(a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, subject to the terms of the Indenture, there shall be no abatement or reduction in the amounts payable by Grantor under the Indenture and Grantor shall continue to be obligated to make such payments.

(b) If all or any part of the Property is partially or totally damaged or destroyed, Grantor shall give prompt notice thereof to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Grantor. Grantor hereby authorizes and directs any affected insurance company to make payment in excess of $500,000 under such insurance, including return of unearned premiums, to Beneficiary instead of to Grantor and Beneficiary jointly, and Grantor appoints Beneficiary as Grantor’s attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Beneficiary is hereby authorized and empowered by Grantor to settle, adjust or compromise, any claim for loss, damage or destruction to the Property if Grantor does not promptly settle, adjust or compromise such claim. Grantor shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. Grantor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Beneficiary as security for payment of the Liabilities. Beneficiary and Grantor shall pay or apply all or any part of the insurance proceeds in accordance with the terms of the Indenture.

(c) Promptly upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Grantor shall give notice to Beneficiary. Grantor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Beneficiary may participate in any such proceeding and Grantor shall from time to time deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall not, without Beneficiary’s prior written consent in accordance with the Indenture, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation in excess of $500,000 are hereby assigned to Beneficiary, and Grantor, upon request by Beneficiary, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Beneficiary to collect the same. Such awards and proceeds shall be paid or applied by Beneficiary and Grantor, in accordance with the applicable provisions of the Indenture.

(d) Nothing herein shall relieve Grantor of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.

(e) Nothing in this Section 2.8 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Indenture or Other Collateral Documents. In the event of any conflict between the terms of this Section 2.8 and the terms of the Indenture, the term of the Indenture shall apply.

2.9. Required Notices. Grantor shall notify Beneficiary within five (5) days of: (a) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any default notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation that could have a Material Adverse Effect; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage in excess of $10,000 to all or any part of the Property; (g) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined below) or any other environmental matter which could have a Material Adverse Effect; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Grantor; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to perform or any right to terminate its lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.

3. SECURITY AGREEMENT. This Deed of Trust (i) shall be construed as a Deed of Trust on real property, and (ii) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of the Code, and shall evidence until the grant of this Deed of Trust shall terminate, a first and prior security interest under the Code as to property within the scope thereof and in the state where the Property is situated with respect to the Service Equipment, fixtures, Contracts, Rents and Leases. To this end, Grantor GRANTS to, has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Service Equipment, fixtures, Contracts, Rents, Leases and Proceeds to secure the full and timely payment of the Notes, and the full and timely performance and discharge of the Liabilities. It is the intent of Grantor, Beneficiary and Trustee that this Deed of Trust encumber all Leases and that all items contained in the definition of “Leases” which are included within the Code be covered by the security interest granted in this Section 3; and all items contained in the definition of “Leases” which are excluded from the Code be covered by the provisions of the grant to Trustee herein. Grantor hereby agrees with Beneficiary to deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such “Financing Statements”, as such term is used in the Code, and execute and deliver such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Secured Parties may cause such statements and assurances to be recorded and filed, as such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor authorizes Beneficiary to file such Financing Statements describing such parts of the Property as Beneficiary may desire. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Code. All or part of the Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted, the addresses of debtor (Grantor) and the secured party (Beneficiary) are set forth in the first paragraph of this Deed of Trust.

4. ASSIGNMENT OF LEASES.

4.1. Assignment: For good and valuable consideration, including the indebtedness evidenced by the Notes, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has absolutely GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does absolutely and unconditionally GRANT, BARGAIN, SELL and CONVEY the Rents and Leases unto Beneficiary, in order to provide a source of future payment of the Notes and the Liabilities, subject only to the Permitted Exceptions applicable thereto and the License (herein defined), it being the intention of Grantor and Beneficiary that this conveyance be presently effective; TO HAVE AND TO HOLD the Rents and Leases unto Beneficiary, forever, and Grantor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Rents and Leases unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid the Notes as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Liabilities on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect.

4.2. Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”) subject to termination of the License and the other terms and provisions of Section 4, to exercise and enjoy all incidences of the status of a lessor with respect to the Rents and Leases, including the right to collect, demand, sue for, attach, levy, recover and receive the Rents, and to give proper receipts, releases and acquittances therefor. Grantor hereby agrees to lawfully receive all Rents and hold the same as Beneficiary’s agent (for the limited purposes set forth herein) to be applied, and to apply the Rents so collected, first to the payment of the Notes, next to the performance and discharge of the Liabilities, and next to the payment of Operating Expenses. Thereafter, Grantor may use the balance of the Rents collected in any manner not inconsistent with this Deed of Trust, the Indenture and the Other Documents. Neither this assignment nor the receipt of Rents by Beneficiary (except to the extent, if any, that the Rents are actually applied to the Notes by Beneficiary upon and after such receipt) shall effect a pro tanto payment of the debt evidenced by the Notes, and such Rents shall be applied as provided in Section 4.4 below. Furthermore, and notwithstanding the provisions of Section 4.4, no credit shall be given by Beneficiary for any Rents until the money collected is actually received by Beneficiary at its principal office, or at such other place as Beneficiary shall designate in writing, and no such credit shall be given for any Rents after termination of the License, after foreclosure or other transfer of the Property (or part thereof from which Rents are derived pursuant to this Deed of Trust) to Beneficiary or any other third party.

4.3. Lease Representations and Warranties. Grantor shall timely perform all of its obligations under the Leases. Grantor represents and warrants that: (a) Grantor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; (b) no other assignment of any interest in any of the Leases or Rents has been made; (c) there are no leases or agreements to lease all or any portion of the Property now in effect except the Leases, true and complete copies of which have been furnished to Beneficiary, and no written or oral modifications have been made thereto; (d) there is no existing default by Grantor or by any tenant under any of the Leases, nor has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Grantor’s knowledge, no tenant has any defenses, set-offs or counterclaims against Grantor; (e) the Leases are in full force and effect; and (f) Grantor has not accepted Rent under any Lease more than thirty (30) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised.

4.4. Reliance Upon Lease Rent Notice. Upon receipt from Beneficiary of a Lease Rent Notice (as defined in Section 10.9 hereof), each lessee under the Leases is hereby authorized and directed to pay directly to Beneficiary all Rents thereafter accruing and the receipt of Rents by Beneficiary shall be a release of such lessee to the extent of all amounts so paid. The receipt by a lessee under the Leases of a Lease Rent Notice shall be sufficient authorization for such lessee to make all future payments of Rents directly to Beneficiary and each such lessee shall be entitled to rely on such Lease Rent Notice and shall have no liability to Grantor for any Rents paid to Beneficiary after receipt of such Lease Rent Notice. Rents so received by Beneficiary for any period prior to foreclosure under this Deed of Trust or acceptance of a deed in lieu of such foreclosure shall be applied by Beneficiary to the payment of the following (in such order and priority as Beneficiary shall determine): (i) all expenses relating to the operation of the Property; (ii) all expenses incident to taking and retaining possession of the Property and/or collecting Rent as it becomes due and payable; and (iii) the Liabilities, in the manner specified by Section 5.08 of the Security Agreement. In no event will the provisions of this Section 4 reduce the Notes except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Notes in accordance with the preceding sentence. Without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Grantor, Rents so received by Beneficiary or any part thereof. As between Grantor and Beneficiary, and any person claiming through or under Grantor, other than any lessee under the Leases who has not received a Lease Rent Notice, this assignment is intended to be absolute, unconditional and presently effective (and not an assignment for additional security), and the Lease Rent Notice hereof is intended solely for the benefit of each such lessee and shall never inure to the benefit of Grantor or any person claiming through or under Grantor, other than a lessee who has not received such notice. It shall never be necessary for Beneficiary to institute legal proceedings of any kind whatsoever to enforce the provisions of this Deed of Trust with respect to Rents. GRANTOR SHALL HAVE NO RIGHT OR CLAIM AGAINST ANY LESSEE FOR THE PAYMENT OF ANY RENTS TO BENEFICIARY HEREUNDER, AND GRANTOR HEREBY INDEMNIFIES AND AGREES TO HOLD FREE AND HARMLESS EACH LESSEE FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE SUFFERED OR INCURRED BY SUCH LESSEE BY REASON OF SUCH LESSEE’S COMPLIANCE WITH ANY DEMAND FOR PAYMENT OF RENTS MADE BY BENEFICIARY CONTEMPLATED BY THIS DEED OF TRUST.

5. DECLARATION OF NO OFFSET. Grantor represents to Beneficiary that Grantor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Grantor shall, within ten (10) days after written request, furnish to Beneficiary or Beneficiary’s designee a written statement in form reasonably satisfactory to Beneficiary stating the amount due under the Liabilities and whether, to Grantor’s knowledge, there are offsets or defenses against the same, and if so, the nature and extent thereof.

6. ENVIRONMENTAL MATTERS.

6.1. Definitions. As used herein, “Environmental Laws” shall mean all applicable existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

6.2. Representations, Warranties and Covenants. Except as disclosed in that certain Phase I Environmental Site Assessment Update dated February 18, 2003 prepared by URS Corporation (a copy of which has been provided to Beneficiary by Grantor), Grantor represents, warrants, covenants and agrees as follows:

(a) To Grantor’s knowledge, neither Grantor nor the Property or any occupant thereof is in material violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Environmental Law. Grantor shall not cause or permit the Property to be in violation in any material respect of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify Beneficiary in writing of any existing, pending or threatened investigation or inquiry of which Grantor has knowledge by any governmental authority in connection with any Environmental Law. In addition, Grantor shall provide Beneficiary with copies of any and all material written communications with any governmental authority in connection with any violation of any Environmental Law, concurrently with Grantor’s giving or promptly after Grantor’s receiving of same.

(b) To Grantor’s knowledge, no material release, spill, discharge, leak, disposal or emission (individually a “Release” and collectively, “Releases”) of a Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials in any material amount (collectively, “Hazardous Substances”) has occurred, nor are there any visible signs of, any Release(s) at, upon, under or within the Property. During the term of this Deed of Trust, to the extent required by any Environmental Laws, Grantor shall remove or remediate any Release at the Property promptly upon discovery at its sole cost and expense.

(c) To Grantor’s knowledge, the Property has never been used by the previous owners and/or operators nor has it or will it be used by Grantor during the term of this Deed of Trust to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances, except for such quantities as are handled in accordance with applicable manufacturers’ instructions and Environmental Laws and in proper storage containers as are necessary for the operation of the commercial business of Grantor or its tenants (“Permitted Substances”).

(d) The Property: (i) is being and has been operated by Grantor in compliance in all material respects with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all material respects; and (ii) does not have any Hazardous Substances present excepting Permitted Substances.

(e) Grantor will, and will cause its tenants to, operate the Property in material compliance with all Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Property.

(f) During Grantor’s period of ownership of the Real Estate, and to Grantor’s knowledge prior thereto, no lien has been attached to or threatened to be imposed upon the Property, and, to Grantor’s knowledge, there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. In the event that any environmental lien is filed against the Property, Grantor shall, within thirty (30) days from the date that Grantor is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security reasonably satisfactory in form and substance to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

6.3. Right to Inspect and Cure. To the extent provided in the Security Agreement, Beneficiary shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Beneficiary shall deem necessary or advisable from time to time at the sole cost and expense of Grantor.

Nothing in this Article 6 shall be deemed to limit in any respect the obligations of the Grantor under any applicable provision of the Security Agreement.

7. INTENTIONALLY DELETED

8. REMEDIES. If an Event of Default (as defined in the Indenture) shall have occurred, Beneficiary may take any of the following actions:

8.1. Acceleration. Beneficiary may exercise all rights and remedies under the Indenture.

8.2. Possession. Beneficiary may enter upon and take possession of the Property, with or without legal action, lease the Property and, after deducting all out-of-pocket costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Beneficiary, in Beneficiary’s sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Liabilities. Beneficiary is given full authority to do any act which Grantor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Deed of Trust and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, Grantor shall pay monthly in advance to Beneficiary or to any receiver appointed to collect said rents the fair and reasonable rental value for Grantor’s use and occupation of the Property, and upon default in any such payment Grantor shall vacate and surrender the possession of the Property to Beneficiary or to such receiver. If Grantor does not vacate and surrender the Property then Grantor may be evicted by summary proceedings.

8.3. Foreclosure. Beneficiary may institute any one or more actions of foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Deed of Trust and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Securities. Without limiting the foregoing, Beneficiary may cause the foreclosure of this Deed of Trust and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Deed of Trust for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Beneficiary in its sole discretion may elect. Grantor, for itself and anyone claiming by, through or under it, hereby agrees that Beneficiary shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Deed of Trust, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Grantor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Grantor as a defense in any proceeding instituted by Beneficiary to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

8.4. Appointment of Receiver. Upon the occurrence of an Event of Default, Beneficiary, as a matter of right and without regard to the then value of the Property or the adequacy of any security for the Liabilities, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers for the Property, and Grantor hereby irrevocably consents to such appointment. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein. Grantor agrees to promptly deliver to any such receiver all Leases, Rents, Contracts, documents, financial data and other information requested by such receiver in connection with the Property and, without limiting the foregoing, Grantor hereby authorizes Beneficiary to deliver to any such receiver any or all of the Leases, Rents, Contracts, documents, data and information in Beneficiary’s possession relating to the Property.

8.5. Rights as a Secured Party. Beneficiary shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Beneficiary may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Grantor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

8.6. Excess Monies. Beneficiary may apply on account of the Liabilities any unexpended monies still retained by Beneficiary that were paid by Grantor to Beneficiary: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Grantor.

8.7. Other Remedies. Beneficiary shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Grantor under the terms of this Deed of Trust, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Beneficiary or Trustee thereafter to bring an action of foreclosure, or any other action, for any default by Grantor existing at the time the earlier action was commenced. In addition, Beneficiary shall have the right to set-off all or any part of any amount due by Grantor to Beneficiary under any of the Liabilities, against any indebtedness, liabilities or obligations owing by Beneficiary in any capacity to Grantor, including any obligation to disburse to Grantor any funds or other property on deposit with or otherwise in the possession, control or custody of Beneficiary.

8.8. Attorney-In-Fact. Grantor hereby constitutes Beneficiary its attorney-in-fact with full power of substitution to take possession of the Property upon any Event of Default and, as Beneficiary in its sole discretion deems necessary or proper, to execute and deliver all instruments required by Beneficiary to accomplish the disposition of the Property; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding.

8.9. Waiver. Grantor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of reinstatement, redemption, valuation, appraisement, homestead, moratorium, exemption, extension, stay of execution, notice of election to mature or declare due the whole of the Liabilities in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Grantor may have or be able to assert by reason of the laws of the State of Texas pertaining to the rights and remedies of sureties, and (d) any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order. Without limiting the generality of the preceding sentence, Grantor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust, hereby irrevocably waives, to the extent permitted by law, any and all rights of reinstatement or redemption from sale or from or under any order, judgment or decree of foreclosure of this Deed of Trust or under any sale pursuant to any statute order decree or judgment of any court. Grantor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness. Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the Liabilities are satisfied from the proceeds realized upon the exercise of the remedies provided herein, in accordance with the applicable provisions of the Security Agreement.

8.10. No Liability on Beneficiary. Notwithstanding anything contained in this Deed of Trust, Beneficiary shall not be obligated to perform or discharge, and does not undertake to perform or discharge, any obligation, duty or liability of Grantor, whether under this Deed of Trust, under any of the Leases, under any Contract or under any other Property, and Grantor shall and does hereby agree to indemnify against and hold Beneficiary harmless of and from: any and all liabilities, losses or damages which Beneficiary may incur or pay under or with respect to any of the Property or under or by reason of its exercise of rights hereunder; and any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Property or in any of the contracts, documents or instruments evidencing or creating any of the Property. Beneficiary shall not have responsibility for the control, care, management or repair of the Property or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against Beneficiary in its exercise of the powers herein granted to it, and Grantor expressly waives and releases any such liability. Should Beneficiary incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Grantor agrees to reimburse Beneficiary within ten (10) days after demand for the full amount thereof, including costs, expenses and reasonable attorneys’ fees. Notwithstanding the foregoing, Beneficiary shall not be released of liability nor entitled to be indemnified by Grantor for any liability, loss or damage to the extent arising from any act or omission of Beneficiary after Beneficiary takes physical possession of the Property or becomes owner of the Property.

9. MISCELLANEOUS.

9.1. Notices. All notices and communications under this Deed of Trust shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the preamble of this Deed of Trust. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) business days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

9.2. No Property Manager Lien. Any property management agreement for or relating to all or any part of the Property, whether now in effect or entered into hereafter by Grantor or on behalf of Grantor, shall contain a subordination provision whereby the property manager forever and unconditionally subordinates to the lien of this Deed of Trust any and all mechanic’s lien rights and claims that it or anyone claiming through or under it may have at any time pursuant to any statute or law. Such property management agreement or a short form thereof, including such subordination, shall, at Beneficiary’s request, be recorded with the office of the recorder of deeds for the county in which the Property is located. Grantor’s failure to cause any of the foregoing to occur shall constitute an Event of Default under this Deed of Trust.

9.3. Remedies Cumulative. The rights and remedies of Beneficiary as provided in this Deed of Trust, in the Indenture or in any Other Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Beneficiary at law or in equity. The failure, at any one or more times, of Beneficiary to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Indenture or any of the Other Documents, or waive or fail to exercise any right or remedy under the Indenture or any Other Document shall not in any way affect this Deed of Trust or the rights of Beneficiary.

9.4. No Implied Waiver. Beneficiary shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Beneficiary, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.5. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Deed of Trust shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.6. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Deed of Trust shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that, except in connection with a transfer expressly permitted by the Indenture or consented to in writing by Beneficiary, this Deed of Trust cannot be assigned by Grantor without the prior written consent of Beneficiary, and any such assignment or attempted assignment by Grantor shall be void and of no effect with respect to Beneficiary.

9.7. Modifications. This Deed of Trust may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.8. Governing Law. This Deed of Trust shall be governed, construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law, except as to matters relating to the creation, perfection and enforcement of the liens on and security interests in the Property (including, without limitation, requests for injunctive relief or appointment of a receiver) which shall be governed by the laws of the state where the Property is located.

9.9. Non-Merger. In the event Beneficiary shall acquire title to the Property by conveyance from Grantor or as a result of foreclosure, this Deed of Trust shall not merge in the fee estate of the Property but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby until the same shall be released of record by Beneficiary in writing.

9.10. Tax Identification Number. Grantor hereby represents and warrants to Beneficiary that Grantor’s Federal Tax Identification Number is 52-2140955.

10. STATE SPECIFIC PROVISIONS. If there is any inconsistency in the terms and provisions elsewhere in this Deed of Trust and the terms and provisions of Sections 10 and 11, the terms and provisions of those Sections 10 and 11 shall control.

10.1. Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default, Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following actions set forth in Sections 10.2 through 10.10 hereof:

10.2. Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust, the Indenture or the Other Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Liabilities, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Liabilities are payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the rate borne by the Securities. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens and security interests securing the payment of any debt, claim, tax or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay.

10.3. Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records and accounts relating thereto and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Property. GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY BENEFICIARY FOR, AND TO HOLD BENEFICIARY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE (INCLUDING REASONABLE ATTORNEYS’

FEES), WHICH MAY OR MIGHT BE INCURRED BY BENEFICIARY UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH LEASE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO ANY ACT OR OMISSION OF BENEFICIARY OCCURRING AFTER BENEFICIARY BECOMES THE OWNER OF, OR TAKES POSSESSION OF, THE PROPERTY. Should Beneficiary incur any such liability, loss or damage, the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the rate borne by the Securities, shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation or responsibility upon Beneficiary for the control, care, management, leasing or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any Hazardous Substances in, on or under the Property, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Property taken under this subsection. The remedies in this subsection are in addition to other remedies available to Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to Beneficiary. The remedies in this Section are available under and governed by the real property laws of Texas and are not governed by the personal property laws of Texas, including the power to dispose of personal property in a commercially reasonable manner under the Code. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to retain personal property under the Code. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Liabilities and the value of said consideration shall be treated like any other payment against the Liabilities.

10.4. Right to Accelerate. Except as expressly provided in the Indenture and this Deed of Trust, Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Liabilities, declare the entire unpaid balance of the Notes immediately due and payable, and upon such declaration, the entire unpaid balance of the Notes shall be immediately due and payable. The failure to exercise any remedy available to Beneficiary shall not be deemed to be a waiver of any rights or remedies of Beneficiary under the Indenture or Other Documents, at law or in equity.

10.5. Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(a) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

(b) Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Liabilities are paid and the Liabilities are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Real Estate and the Improvements, but also the fixtures and Service Equipment and other interests constituting a part of the Property or any part thereof, along with the Real Estate and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

(c) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers with special warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute Trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

10.6. Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Liabilities and the performance and discharge of the Liabilities in accordance with the terms hereof, of the Indenture and the Other Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Beneficiary with respect to the Indenture or the Other Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Beneficiary.

10.7. Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without notice to Grantor, without any showing of insolvency, fraud or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property.

10.8. Beneficiary’s Uniform Commercial Code Remedies. Beneficiary may exercise its rights of enforcement with respect to Service Equipment, fixtures, Contracts, Leases, Rents and Proceeds under the Code. Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary, and Beneficiary shall have the right at any time to enforce Grantor’s rights against account debtors and obligors.

10.9. Rights Relating to Rents. Grantor has, pursuant to this Deed of Trust, assigned absolutely to Beneficiary all Rents under each of the Leases. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time, and without notice, either in person, by agent or by receiver to be appointed by a court, enter and take possession of the Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees that, upon the occurrence of an Event of Default, the License granted to Grantor shall automatically terminate, and thereafter Beneficiary may direct the lessees under the Leases (“Lease Rent Notice”) to pay directly to Beneficiary the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder directly to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on the part of Trustee or Beneficiary to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in this Deed of Trust; provided, however, that if the costs, expenses and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Liabilities, shall bear interest at the rate borne by the Securities and shall be immediately due and payable. The entering upon and taking possession of the Property, the collection of Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Property or any collateral given by Grantor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any part of the Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

10.10. Beneficiary as Purchaser. Beneficiary may be the purchaser of the Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured part of the Indebtedness. Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Beneficiary’s purchase shall be applied in accordance with Section 10.11 of this Deed of Trust.

10.11. Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Section 10, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Beneficiary from the Property (following any application of such Rents in accordance with the assignment herein) or sums received pursuant hereto, or proceeds from insurance which Beneficiary elects to apply to the Liabilities pursuant to this Deed of Trust, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Liabilities in the following order and priority: (i) to the payment of all expenses of advertising, selling and conveying the Property or part thereof, and/or prosecuting or otherwise collecting rents, proceeds, premiums or other sums; (ii) to the remainder of the Liabilities, unless otherwise required by the applicable provisions of the Security Agreement, as follows: first, to the remaining accrued but unpaid interest, second, to the matured part of principal of the Notes, and third, to prepayment of the unmatured part, if any, of principal of the Notes applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Notes and full performance and discharge of the Liabilities to the holder of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Liabilities like any other payment. The balance of the Liabilities remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Indenture or the Other Documents.

10.12. Abandonment of Sale. If a foreclosure hereunder is commenced by Trustee in accordance with Section 10 of this Deed of Trust, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Liabilities and for the foreclosure of the liens and security interests hereof, the Indenture and the Other Documents. If Beneficiary should institute a suit for the collection of the Liabilities and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Property or any part thereof in accordance with the provisions of this Deed of Trust.

10.13. Miscellaneous.

(a) Discontinuance of Remedies. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Indenture or the Other Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do, and in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Liabilities, the Indenture and the Other Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if same had never been invoked.

(b) Other Remedies. In addition to the remedies set forth in this Section 10, upon the occurrence of an Event of Default, Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c) Remedies Cumulative; Non-Exclusive; Etc. All rights, remedies and recourses of Beneficiary granted in this Deed of Trust, the Indenture and the Other Documents, any other pledge of collateral or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Grantor, the Property or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Property prior to Beneficiary bringing suit to recover the Liabilities or suit on the Liabilities; and (vi) if Beneficiary elects to bring suit on the Liabilities and/or the Liabilities and obtains a judgment against Grantor prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.

(d) Partial Release; Etc. Beneficiary may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests evidenced by this Deed of Trust, the Indenture or the Other Documents or affecting the obligations of Grantor or any other party to pay the Liabilities or perform and discharge the Liabilities. For payment of the Liabilities, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to this Deed of Trust, the Indenture and the Other Documents, and all collateral shall be taken, considered and held as cumulative.

(e) Waiver and Release by Grantor. Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) except as expressly provided in this Deed of Trust, the Indenture or the Other Documents, all notices of any Event of Default or of Trustee’s exercise of any right, remedy or recourse provided for under this Deed of Trust, the Indenture and the Other Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

(f) Real Property Laws Govern. The remedies in this Section shall be available under and governed by the real property laws of Texas and shall not be governed by the personal property laws of Texas provided Beneficiary elects to proceed as to the Service Equipment, Contracts, Rents, Leases, Proceeds and fixtures together with the other Property under and pursuant to the real property remedies of this Section.

11. CONCERNING THE TRUSTEE

11.1. No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where, in Trustee’s opinion, such action would be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust, the Indenture or the Other Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary.

11.2. Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Deed of Trust, the Indenture and the Other Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys; (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith; and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

11.3. Retention of Money. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any monies received by Trustee hereunder.

11.4. Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or Trustee’s successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

11.5. Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or the substitute trustee such estates, rights, powers and duties, then, upon request by Trustee or the substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

11.6. Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and monies held by such trustee to the substitute trustee so appointed in the trustee’s place.

11.7. No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Beneficiary pursuant to this Deed of Trust, the Indenture and the Other Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

[Signatures on following page]

IN WITNESS WHEREOF, Grantor, intending to be legally bound, has duly executed and delivered this Deed of Trust as of the day and year first above written.

GRANTOR:

WINCUP TEXAS, LTD., a Texas limited partnership

By:	WinCup GP, L.L.C., a Delaware limited liability
company, its general partner

By:	WinCup Holdings, Inc., a Delaware corporation, its sole member

By:	/s/ CAROLINE J. WILLIAMSON
Caroline J. Williamson
Vice President

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS.
COUNTY OF PHILADELPHIA	)

I CERTIFY that Caroline J. Williamson, the Vice President of WinCup Holdings, Inc., a Delaware corporation and the sole member of WinCup GP, L.L.C., a Delaware limited liability company and the sole general partner of WINCUP TEXAS, LTD., a Texas limited partnership, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that she was authorized to execute the same on behalf of said corporation in such capacity.

GIVEN under my hand and official seal this 27th day of April, 2004.

/s/ SHARON B. ROMAN
Notary Public

Commission expires , .	[SEAL]

Notarial Seal Sharon B. Roman, Notary Public City Of Philadelphia, Philadelphia County My Commission Expires Nov. 29, 2006 Member, Pennsylvania Association of Notaries

SCHEDULE A

Legal Description

That certain real property located at 1102 Blue Creek Road, in the City of El Campo, County of Wharton, State of Texas 77437, more particularly described as follows:

A METES AND BOUNDS DESCRIPTION of a certain 14.3144 acre (623,536 square feet) tract of land situated in the I.& G.N.R.R. Co. Survey No. 28, Abstract No. 252, Wharton County, Texas; being that land called 14.31 acres and conveyed to Thompson Styrofoam Products, Inc. by deed recoded in Volume 599, Page 790 of the Wharton County Deed Records. Said 14.3144 acre tract being more particularly described as follows:

BEGINNING at a 5/8 inch iron rod, found at the most western corner of said 14.31 acre tract described in Volume 599, page 790 of the Wharton County Deed Records, said iron rod being in the southerly line of North Blue Creek Road;

THENCE, in a northeasterly and easterly direction along the said southerly line of North Blue Creek Road and the following three (3) courses and distances:

1)	North 55° 45’ 58” East, 412.60 feet (called North 55° 44’ East, 412.75 feet) to a 1 inch iron pipe, found at the beginning of a non-tangent curve to the right;

2)	along the arc of said curve to the right having a radius of 465.00 feet (called 465.00 feet) a central angle of 34° 14’ 43”, an arc length of 277.93 feet (called 277.97 feet) and a long chord bearing North 72° 56’ 22” East, 273.81 feet (called North 72° 52’ 30” East, 273.58 feet) to a ½ inch iron rod, found at the point of non-tangency;

3)	North 89° 59’ 00” East, 849.96 feet (called North 89° 59’ East., 850 feet) to a 5/8 inch iron rod, found;

THENCE, South 00° 08’ 15” East, 514.96 feet (called South 00° 09’ East, 515.0 feet) to a 5/8 inch iron rod, found;

THENCE, South 89° 59’ 00” West, 904.90 feet (called South 89° 59’ West, 904.90 feet) to a 5/8 inch iron rod set, at the beginning on a non-tangent curve to the right;

THENCE, in a westerly direction along the arc of said curve to the right having a radius of 474.26 feet (called 474.26 feet) a central angle of 27° 50’ 22”, an arc length of 230.44 feet (called 231.42 feet) and a long chord bearing North 76° 01’ 21” West, 228.18 feet (called North 76° 04’ West, 228.5 feet) to a 5/8 inch iron rod, found at the point of non-tangency;

THENCE, North 62° 05’ 52” West, 53.67 feet (called North 62° 03’ West, 53.55 feet) to a 5/8 inch iron rod found;

THENCE, North 55° 40’ 59” West, 82.70 feet (called North 55° 44’ West, 82.68 feet) to a 5/8 inch iron rod found at the beginning of a non-tangent curve to the left;

THENCE, in a northwesterly direction along the arc of said curve to the left having a radius of 459.31 feet (called 459.31 feet) a central angle of 28° 22’ 54”, an arc length of 227.52 feet (called 227.53 feet)

and a long chord bearing North 70° 19’ 32” West, 225.20 feet (called North 70° 26’ West, 225.25 feet) to the POINT OF BEGINNING, CONTAINING 14.3344 acres of land in Wharton County, Texas.

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